Exhibit 99.1

February 8, 2017

We are pleased to report selected financial results for Union Bankshares, Inc. for the year ended December 31, 2016. Consolidated net income was $8.5 million, or $1.91 per share for the year ended December 31, 2016, compared to $7.9 million, or $1.77 per share, for the same period in 2015, an 8.0 % improvement year over year. Total assets increased by $62.6 million, or 10.0%, loans increased $35.1 million, or 6.92%, and deposits increased $37.3 million, or 6.6%, and total shareholders’ equity increased 4.7% to $56.1 million compared to December 31, 2015. We are pleased to report that 2016 was the fifth consecutive year Union Bankshares, Inc. has generated record earnings. We could not produce these results without the hard work of our nearly 200 full and part time staff. They are a terrific group whom we are grateful for.

Last year at this time we were very concerned about how warm the weather had been over the Christmas/New Year holidays and how this might impact our local travel and tourism industry. Unfortunately, the season never really turned around weather wise and as a result, the travel and tourism industry had one of their worst winter seasons in memory. Subsequently and luckily, the summer and fall seasons were as good as the winter was bad, allowing industry participants to dig themselves out of the winter-caused hole. This year’s winter season started well, with some snow, but more importantly, sustained low temperatures that allowed the ski areas to “blow snow” for their skiers and riders. Most of the ski areas in our region have upgraded to modern snow making equipment and improved access to water. While natural snow is nice, if we have cold weather and water, the skiers and riders can have a great experience. For this winter, so far, so good.

Over the last several months we have fielded many questions from shareholders and the general public about Union Bankshares, Inc. stock price. It is our policy not to comment about Union Bankshares stock price and allow market participants to draw their own conclusions about the value of the company. In any event, anything we might say would be speculation on why “the market” happens to value the company a certain way at a certain time. What we do know is that during 2016 Union Bankshares, Inc. became part of the Russell 2000 Index, which may have drawn some attention to our company. This inclusion could be transitory as the index is rebalanced every year. Our strategic view and daily operations don’t change with the vagaries of the stock market. We operate your company with the long view of growing and operating profitably, being a good corporate citizen while treating our staff well, and sharing profits with our owners while augmenting capital to allow us to grow. As we continue to do these things well our shareholders should be rewarded through gains in our market value and a reliable, growing, dividend stream.

We are pleased to inform you that on January 18, 2017, the Board of Directors declared a regular quarterly cash dividend of $.29 per share, payable February 8, 2017 to shareholders of record as of January 28, 2017. This dividend represents an increase from $.28 to $.29 per share, or a 3.6% increase. Enclosed please find your dividend check or advice of deposit. As a reminder, we would be pleased to help you set up automatic deposit of your dividend either to a Union Bank account or a financial institution of your choice. Please contact Assistant Secretary Kristy Adams Alfieri for assistance at 802.888.0982.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, enrollment in the dividend reinvestment plan, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices and three loan centers and several ATMs throughout its geographical footprint.

Union Bank has earned an outstanding reputation for residential lending programs and has recently been named, for the third consecutive year, the USDA RD Vermont lender of the year. Union Bank is also an SBA Preferred lender and has an Outstanding Community Reinvestment Act rating.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO
ASSETS	DEC 31, 2016	DEC 31, 2015	DEC 31, 2016		DEC 31, 2015	DEC 31, 2016	DEC 31, 2015	Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer

								Dawn D. Bugbee	John H. Steel - Secretary
				(3 months ended)		(12 months ended)
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$4,272	$4,217	Interest Income	$6,914	$6,378	$26,836	$25,144
								Timothy W. Sargent	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	35,003	13,744	Interest Expense	558	478	2,061	2,025	David S. Silverman
			Net Interest Income	6,356	5,900	24,775	23,119	John H. Steel	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	9,504	12,753	Provision for Loan Losses	—	150	150	550	Schuyler W. Sweet

Investment Securities	66,555	59,327	Net Interest Income After Provision for Loan Losses	6,356	5,750	24,625	22,569	Union Bank	Michael R. Barrett - St. Johnsbury
Loans Held for Sale	7,803	5,635							Joel S. Bourassa - Northern NH
			Trust Income	214	181	737	719	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	533,939	501,021	Noninterest Income	2,339	2,217	9,403	9,073	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
								Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,247)	(5,201)	Noninterest Expenses:					Steven J. Bourgeois	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,681	2,437	10,203	9,517	Dawn D. Bugbee	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	13,525	13,055						John M. Goodrich	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	866	735	3,525	2,977	Timothy W. Sargent	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	26,117	24,328						David S. Silverman	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	340	293	1,263	1,279	John H. Steel	Daniel J. Luneau - St. Albans
Total Assets	$691,471	$628,879						Schuyler W. Sweet	Mary K. Parent - St. Johnsbury
			Equipment Expense	512	529	2,115	1,875		Samuel H. Ruggiano - St. Albans
									David S. Silverman - All
			Other Expenses	1,896	1,690	7,115	6,656		Schuyler W. Sweet - Northern NH

			Total	6,295	5,684	24,221	22,304	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2016	DEC 31, 2015
			Income Before Taxes	2,614	2,464	10,544	10,057
			Income Tax Expense	269	537	2,033	2,179	VERMONT
Noninterest Bearing Deposits	$112,384	$99,826
			Net income	$2,345	$1,927	$8,511	$7,878	Barre	Loan Center
Interest Bearing Deposits	382,083	310,203							14 North Main Street	802.476.0062
			Earnings per share	$0.53	$0.44	$1.91	$1.77	Danville	421 Route 2 East	802.684.2211
Time Deposits	103,193	150,379						Fairfax	Jct. Routes 104 & 128	802.849.2600
			Book Value Per Share			$12.57	$12.02	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	31,595	9,564						Jeffersonville	44 Main Street	802.644.6600
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	6,112	5,339						Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,874	9,864							65 Northgate Plaza	802.888.6860
								Newport	Loan Center
Additional Paid-in Capital	620	501							325 East Main Street	802.334.0750
								St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	53,086	49,524						St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive (Loss) Income	(3,454)	(2,302)							325 Portland Street	802.748.3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,022)	(4,019)						Stowe	47 Park Street	802.253.6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$691,471	$628,879						Groveton	3 State Street	603.636.1611
Standby letters of credit were $1,534,000 and $1,614,000 at December 31, 2016 and 2015, respectively.								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								N. Woodstock	155 Main Street	603.745.2488